                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  November 1, 2004

                          THE HARTCOURT COMPANIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      UTAH
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       001-12671                                          87-0400541
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

3F, 710 Chang Ping Road, Shanghai, China                         200040
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                     (Zip Code)

                                 (86) 21 5213 8810
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 1, 2004, The Hartcourt Companies, Inc. (the "Company") entered into a definitive purchase agreement to purchase 90% of the capital stock of Control Tech Electrics Technology (Shanghai) Co., Ltd. ("Control Tech"), a sole distributor of Radvision video and audio conferencing products in the People's Republic of China. Under the terms of the purchase agreement, the purchase price that the Company agreed to pay for 90% of the capital stock of Control Tech is 16.2 Million RMB (approximately US$1.96 Million), which pursuant to the purchase agreement will be payable in 8,516,902 restricted shares of common stock of the Company. The remaining 10% equity interest of Control Tech will be held by its management team.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1 The Hartcourt Companies, Inc. Press Release dated November 2, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE HARTCOURT COMPANIES, INC.
                                                          (Registrant)

Date:  November 3, 2004                          By: /S/ CARRIE HARTWICK
                                                     ---------------------------
                                                     Carrie Hartwick
                                                     Chief Executive Officer